UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2026

TEXAS MINERAL RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-53482	87-0294969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 21st Street #44

Galveston, TX 77550

(Address of principal executive offices, including zip code)

(915) 369-2133

Registrant’s telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 28, 2026, Texas Mineral Resources Corp. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”), at which the stockholders voted on a proposal to adopt the Agreement and Plan of Merger, dated March 4, 2026 (the “Merger Agreement”), by and among USA Rare Earth, Inc. (“USAR”), the Company, Hamer Merger Sub, Inc., and Hamer Merger Sub, LLC , pursuant to which the Company will become a wholly owned subsidiary of USAR (the “Merger Proposal”).

As of June 2, 2026, the record date for the Special Meeting, there were 88,339,693 shares of common stock outstanding and entitled to vote. At the Special Meeting, 50,803,815 shares of common stock, representing approximately 57.5% of the total outstanding shares of common stock as of the record date, were present virtually or represented by proxy, constituting a quorum for the transaction of business.

Adoption of the Merger Proposal required the affirmative vote of holders of a majority of all outstanding shares of common stock entitled to vote thereon (failures to vote, broker non-votes, and abstentions had the same effect as votes “AGAINST” this proposal). The voting results were as follows:

Proposal	FOR	AGAINST	ABSTAIN
Merger Proposal	50,053,327	550,821	199,667

The Company’s stockholders approved the Merger Proposal at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

Dated: July 28, 2026	By:	/s/ Wm. Chris Mathers
Name: Wm. Chris Mathers
Title: Chief Financial Officer

2